================================================================================

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)


FILED BY THE REGISTRANT /X/                              FILED BY A PARTY OTHER
                                                         THAN THE REGISTRANT / /
Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))


                         WIRELESS XCESSORIES GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

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
                         WIRELESS XCESSORIES GROUP, INC.
                              1840 COUNTY LINE ROAD
                      HUNTINGDON VALLEY, PENNSYLVANIA 19006
                                 (215) 494-0111

                    Notice of Annual Meeting of Stockholders
                           To Be Held on June 11, 2002

To holders of shares of common stock:

     You are invited to be present either in person or by proxy at the annual meeting of stockholders of Wireless Xcessories Group, Inc. to be held at its principal executive offices located at 1840 County Line Road, Huntingdon Valley, Pennsylvania 19006, on June 11, 2002, beginning at 10:00 a.m., local time, for the following purposes:

     1.   To elect five (5) directors for the coming year;

     2. To ratify the selection of BDO Seidman, LLP as the company's independent auditors for the year ending December 31, 2002; and

     3. To transact any other business as may properly come before the meeting or any postponements or adjournments.

     Management presently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

     The board of directors has fixed the close of business on April 25, 2002 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments. To make sure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. If you do attend the meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies, which are returned properly signed but unmarked, will be voted in favor of proposals made by the company.

                                             By order of the board of directors,

                                             /s/ Christopher F. McConnell
                                             ----------------------------
                                             Christopher F. McConnell
May 8, 2002                                  Chairman of the Board
Huntingdon Valley, Pennsylvania






                             Your vote is important.

PLEASE FILL IN, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS NECESSARY IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                         WIRELESS XCESSORIES GROUP, INC.
                              1840 County Line Road
                      Huntingdon Valley, Pennsylvania 19006
                                 (215) 494-0111

                                 PROXY STATEMENT
                     FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 11, 2002

                               GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation by the board of directors of Wireless Xcessories Group, Inc. (the "Company") of proxies to be voted at its annual meeting of stockholders on Tuesday, June 11, 2002, to be held at 10:00 a.m., local time, at its offices located at 1840 County Line Road, Huntingdon Valley, Pennsylvania and at any adjournments or postponements, for the purposes set forth in the accompanying notice of the meeting. This proxy statement, the foregoing notice and the enclosed proxy card will first be mailed to stockholders entitled to vote on or about May 9, 2002.

     Sending a signed proxy will not affect a stockholder's right to attend the meeting and vote in person because the proxy is revocable. Any stockholder giving a proxy has the power to revoke it by returning to the Company prior to the annual meeting a proxy bearing a later date, by attending the meeting and voting in person or by otherwise giving written notice to the Secretary of the Company at any time before the proxy is exercised.

     When your proxy card is returned properly signed, those shares will be voted in accordance with your instructions. The board knows of no matters that are likely to be brought before the meeting, other than the matters specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the meeting, will be authorized to vote or otherwise act with their judgment in those matters. In the absence of instructions, the shares represented at the meeting by the enclosed proxy will be voted "FOR" the nominees for director and "FOR" the ratification of the selection of BDO Seidman, LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

                             SOLICITATION OF PROXIES

     The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone or telecopy by officers or other regular employees of the Company, without additional compensation to those officers and other employees. The Company is required to pay, upon request, the reasonable expenses incurred by record holders of common stock, who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy material and annual stockholder reports to any beneficial owners of common stock they hold of record.

                            QUORUM AND VOTING RIGHTS

     Holders of record of the Company's common stock, as of the close of business on April 25, 2002, the record date, will be entitled to notice and to vote at the meeting and at any adjournments. Holders of shares of common stock are entitled to vote on all matters brought before the meeting.

     As of April 25, 2002, there were 5,222,080 shares issued less 115,700 shares of treasury stock leaving a total of 5,106,380 shares of common stock outstanding and entitled to vote on all matters. Each outstanding share of common stock entitles the holder to one vote. The presence in person or by proxy of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting. Abstentions will be counted for the purpose of determining whether a quorum is present at the meeting.

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election of directors, the plurality requirement is not a factor. The holders of common stock are not entitled to cumulate their votes in the election of directors. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of the proposal.

     The ratification of the board's selection of the Company's auditors and any other matters brought before the meeting will require the favorable vote of a majority of the votes cast at the meeting by the holders of stock entitled to vote at the meeting. Abstentions will not count as votes cast and will have no effect on the outcome of this proposal. We expect that brokers will be entitled to vote on this proposal, but any broker non-vote will have no effect on the outcome of this proposal.

     The Company is not aware of any matter, other than as referred to in this proxy statement, to be presented at the meeting.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     At the meeting, the stockholders will elect all five directors for a term ending at the next annual meeting of stockholders and until that director's successor is duly elected and qualified.

     The table below sets forth the name of each person nominated by the board to serve as a director for the coming year and the executive officers of the Company. All of the nominees are currently directors of the Company for terms expiring at the meeting. Each nominee has consented to be named as a nominee and, to the present knowledge of the Company, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted "FOR" the election of Christopher F. McConnell, Stephen Rade, Bradley T. MacDonald, Allan S. Kalish and Christopher C. Cole.

                                                              Year First Elected
Nominees                   Position                      Age     as a Director
--------                   --------                      ---     -------------
Christopher F. McConnell   Chairman of the Board         48           1998
Stephen Rade               President, Chief Executive    64           1996
                           Officer and Director
Bradley T. MacDonald       Director                      54           1999
Allan S. Kalish            Director                      77           1998
Christopher C. Cole        Director                      47           2000
Ronald E. Badke            Chief Financial Officer       56           n/a
                           and Secretary

The principal occupations and qualifications of each nominee for director are as follows:

     MR. MCCONNELL has been Chairman of the Board of the Company since December 1998. In addition, he is a principal of the Founders Group, an organization dedicated to helping launch new, technology-based companies. Mr. McConnell also co-founded CFM Technologies, Inc., a semiconductor capital equipment company, and serves as Chairman of the Board at Mi8 Corporation, a leading application service provider (ASP).

     MR. RADE has been President and Chief Executive Officer of the Company since June 1998. From 1996 until June 1998, he was Executive Vice President of the Company. He has been a director since April 1996. He was the President, Chief Executive Officer and a director of Advanced Fox Antenna, Inc., a wholly owned subsidiary of the Company, from the time he founded that company in 1990 until it was merged into the Company in the first quarter of 2001.

     MR. MACDONALD was elected a director of the Company in March 1999. He is also Chairman of the Board and Chief Executive Officer of Medifast, Inc. (MDFT.
OB) on January 28, 1998. Prior to joining the Company, he was appointed as Program Director of the U.S. Olympic Coin Program of the Atlanta Centennial Olympic Games. Mr. MacDonald was previously employed by the Company as its President from September, 1996 to August, 1997. From 1991 through 1994, Colonel MacDonald returned to active duty to be Deputy Director and Chief Financial Officer of the Retail, Food, Hospitality and Recreation Businesses for the United States Marine Corps. Prior thereto, Mr. MacDonald served as Chief Operating Officer of the Bonneau Sunglass Company, President of Pennsylvania Optical Co., Chairman and CEO of MacDonald and Associates, which had major financial interests in retail drug, consumer candy and pilot sunglass companies. Mr. MacDonald was national president of the Marine Corps Reserve Officers Association and retired from the United States Marine Corps Reserve as a Colonel in 1997, after 27 years of service.

     MR. KALISH has been a director of the Company since 1998. He is the owner of Kalish & Associates, a consulting firm specializing in marketing, advertising and public relations, which he founded in 1986. Kalish & Associates serves advertisers, marketers and advertising agencies throughout the country, including three New York Stock Exchange companies. Prior to founding Kalish & Associates, Mr. Kalish managed Kalish & Rice, Inc., one of the largest advertising agencies in Philadelphia. Mr. Kalish served as a member of the Board of Directors of Checkpoint Systems, Inc., a New York Stock Exchange listed company, from 1993 to 1997.

     MR. COLE was elected as a director of the Company in February 2000. He is currently the CEO of Intelligrated, Inc. since June of 2001. From April 2000 to June 2001 Mr. Cole served as President of Cole Consulting in Cincinnati, OH. Until the acquisition of Pinnacle Automation by FKI, Plc. in early 2000, Mr. Cole was employed by Pinnacle Automation as its Chief Operating Officer and served as a director of Pinnacle Automation since June 1997 and as Executive Vice President from March 1994 to June 1997. Mr. Cole served as a Vice President of Cincinnati Milacron, from 1987 through March of 1994.

     MR. BADKE has been Chief Financial Officer of the Company since November 1995 and Secretary of the Company since March 1999. He was a Senior Vice President and the Chief Financial Officer of Shoe Town Inc. from 1984 through September 1994, positions he later held (September to November 1995) with Natures Elements. Mr. Badke, a certified public accountant, had been a consultant from October 1994 through August 1995.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES
PRESENTED.

MEETINGS AND COMMITTEES OF THE BOARD

     During the year ended December 31, 2001, the Company's board of directors held five meetings. Each member of the board of directors attended at least three of the five meetings. Effective February 26, 2002, Ms. Barbara M. Henagan resigned from the Company's board of directors due to increased outside business commitments. The board has an Audit Committee and a Compensation and Stock Option Committee but does not have an executive committee or a nominating committee.

     The Audit Committee of the board of directors during the year ended December 31, 2001 consisted of Mr. MacDonald, the Chairman of the committee who had served in a CFO capacity in prior outside positions, Mr. Cole and Ms.Henagan. The Audit Committee is composed entirely of independent directors according to the definition of "independence" set forth in Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards. The duties and responsibilities of the Audit Committee are described in the Company's Audit Committee Charter include, among other things, review of the Company's financial statements, consideration of the nature and scope of the work to be performed by the Company's independent auditors, discussion of the results of such work, the receipt from such auditors of their letters to management which evaluate (as part of their annual audit of the Company's financial statements) the internal accounting control systems of the Company and meeting with representatives of management to discuss particular areas of the Company's operations. The Audit Committee held five meetings during 2001 and each member participated in at least three of the meetings.

     The Compensation and Stock Option Committee during the fiscal year ended December 31, 2001 consisted of Mr. Kalish, the Chairman of the committee, Mr. Cole and Ms. Henagan. Its principal duties are the administration of the 1995 Stock Option Plan and the review and determination of the executive officers' compensation program. The Compensation and Stock Option Committee held two meetings during 2001 and each member participated in all meetings.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee has reviewed and discussed the company's audited financial statements with both the company's management and the Company's independent auditors, BDO Seidman LLP. The company's management has advised the Audit Committee that all such audited financial statements were prepared in accordance with generally accepted accounting principles.

     The Audit Committee has discussed with BDO Seidman LLP certain matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES. The Audit Committee has also discussed with BDO Seidman LLP their independence from the company and its management. The Audit Committee has received the written disclosures and letter from BDO Seidman LLP required by Independence Standards Board Standard No. 1, INDEPENDENCE WITH AUDIT COMMITTEES, disclosing all relationships between BDO Seidman LLP and its related entities and the company. In addition to the information provided by BDO Seidman LLP, the Audit Committee considered the level of audit and non-audit services provided by BDO Seidman LLP in determining that they were independent.

     Based on the review and discussions described above, the Audit Committee has recommended to the company's Board of Directors that the company's audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.
                                                 Bradley T. MacDonald (Chairman)
                                                 Christopher C. Cole


FEES PAYABLE TO BDO SEIDMAN FOR AND DURING THE 2001 FISCAL YEAR

For the year ended December 31, 2001, fees for the annual certified audit, 10K and quarterly 10Q reviews performed by BDO Seidman LLP, the Company's independent auditor, will be approximately $90,000.00. In addition, BDO Seidman LLP, billed the Company approximately $20,000 for fees related to the preparation of the Company's fiscal year ended December 31, 2001 corporate income tax returns and advice related to certain tax matters and strategies.


             PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF AUDITORS

     The board has selected BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 2001 and the stockholders are asked to ratify this selection. BDO Seidman, LLP has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of BDO Seidman, LLP are expected to attend the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     BDO Seidman, LLP audited the Company's financial statements for the fiscal year ended December 31, 2001. Representatives of BDO Seidman LLP will be present at the meeting.

     The favorable vote of a majority of the votes cast at the meeting by holders entitled to vote at the meeting is required to ratify the selection of BDO Seidman, LLP as the independent auditors for the year ending December 31, 2002.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF BDO SEIDMAN, LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.


                              CHANGE IN ACCOUNTANTS

     By letter dated April 11, 2001, the Company terminated the engagement of the independent accounting firm of Arthur Andersen LLP (AA) who audited the Company's consolidated financial statements for the years ended December 31, 1999 and 2000, as the Company's independent auditors, effective as of that date. During April 2001, the Company engaged the independent certified accounting firm of BDO Seidman, LLP to audit the Company' s consolidated financial statement for the year ended December 31, 2001. The Audit Committee approved both the termination of AA and the engagement of BDO Seidman, LLP.

     AA's reports on the Company's consolidated financial statements for each of the years in the two year period ended December 31, 2000 did not contain any adverse opinion, disclaimer of opinion and was not qualified or modified as to any uncertainty of the audit's scope or accounting principles. There were no disagreements between the Company and AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to such accountant's satisfaction, would have caused such accountant to make reference to the subject matter of the disagreement in connection with its report on the consolidated financial statements of the Company.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth the compensation for services rendered in all capacities to the Company and subsidiaries by the Chief Executive Officer and the Company's other executive officer for the years ended December 31, 2001, 2000 and 1999.


                           SUMMARY COMPENSATION TABLE


                               Annual Compensation
                               -------------------
Name and Position                                     Year           Salary
-----------------                                     ----           ------
Stephen Rade                                          2001          $198,000
   Chief Executive Officer,                           2000           198,000
   President and Director                             1999           398,000 (1)

Ronald E. Badke                                       2001          $135,000
   Chief Financial Officer                            2000           135,000
   and Secretary                                      1999           135,000
-------------
(1) Includes a bonus of $200,000 earned in 1999 and payable in 2000.

                        OPTION GRANTS IN LAST FISCAL YEAR

     Under the Wireless Xcessories Group, Inc. 1995 Stock Option Plan, the board of directors or a stock option committee appointed by the board may grant stock options to officers, key employees, directors, and independent consultants of the Company. Currently, 1,000,000 shares of the Company's common stock are subject to the plan. There were no options granted to the executive officers Mr. Badke or Mr.Rade, under the plan during the year 2001.

     The following table sets forth the number of shares, which underlie unexercised options held at December 31, 2001 by the executive officers. Neither of the executive officers exercised options during the year ended December 31, 2001.

                          FISCAL YEAR END OPTION VALUES

                             Number of Shares               Value of Unexercised
                             Underlying Unexercised         In-the-Money Options
                             Options at Fiscal              at Fiscal Year-End
                             Year End

                             Exercisable/                   Exercisable/
Name                         Unexercisable                  Unexercisable
----                         -------------                  -------------
Stephen Rade                 25,000/0                       $0/$0
Ronald E. Badke              45,000/12,000                  $0/$0


EMPLOYMENT AGREEMENTS

     The employment agreements between the Company and each of Messrs. Tauber, Rade and Badke terminated on April 1998, April 1999 and March 1999, respectively.

COMPENSATION OF DIRECTORS

     The Company does not pay a fee to its directors. It reimburses those directors who are not employees of the Company for their expenses incurred in attending meetings.

     In addition, the Company recently approved the annual grant of options to purchase the Company's common stock to certain directors in accordance with the 1995 Stock Option Plan. Specifically, the board approved the following grants:

     o to the chairperson of the board: an option to purchase 15,000 shares of common stock (the "Chairperson Options"),

     o to every other director: an option to purchase 8,000 shares of common stock (the "Director Options"), and

     o to each director who is a member of a board committee: an option to purchase 3,000 shares of common stock multiplied by the number of committees on which the director sits ("Committee Options").

     A director who receives Chairperson Options may not also receive Director Options, unless the board determines otherwise.

     Half of these options vest on the date they are granted, with the remaining half vesting one year later; provided that these options will terminate if the director receiving them does not attend at least 75% of the meetings of the board (or meetings of the applicable board committee, in the case of Committee Options) held during the one year period following the date the options are granted.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation and Stock Options Committee (the "Committee") is authorized to review and make recommendations to the board as to the compensation in cash or other forms for its executive officers, as described below. The Committee currently has two members, Mr. Allan S. Kalish, and Mr. Christopher C. Cole.

                                COMPENSATION MIX

     The Company's executive compensation packages generally include three components: base salary, a discretionary annual cash bonus and stock options. The Committee generally reviews, and makes any changes to, the base salary and bonus of each executive officer as of the beginning of each calendar year.

BASE SALARY

     The Company's compensation policy is to provide for base salaries, which are comparable to the compensation paid to executive officers of equivalent competency and responsibilities by companies of comparable size and capitalization both in and out of the cellular accessories industry.

DISCRETIONARY CASH BONUS

     The Committee believes that discretionary cash bonuses are useful on a case by case basis to motivate and reward executive officers. Bonuses for executive officers are not guaranteed, but are awarded from time to time only in the discretion of the Committee. Criteria for bonuses for executive officers range from success in increasing revenues to attracting equity capital.

STOCK OPTIONS

     Grants of stock options under the 1995 Stock Option Plan are designed to promote the identity of the long-term interests between the Company's executives and its stockholders and to assist in the retention of executives. Since stock options granted by the Company generally become exercisable over a multi-year period, their ultimate value is dependent upon the long-term appreciation of the Company's stock price and the executive's continued employment with the Company. In addition, grants of stock options may result in an increase in executive officers' equity interests in the Company, thereby providing such persons with the opportunity to share in the future value they are responsible for creating.

                   COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Until its termination in April 1999, Mr. Rade's employment agreement set forth his compensation package. Following the termination of that agreement, in both 2000 and 2001, the committee did not grant Mr. Rade a bonus or an increase in base salary: in 1999, the Committee increased Mr. Rade's base salary and granted him a bonus equal to the bonuses he received in each of the previous two years. The Committee has determined that this package is competitive with that of chief executives of certain other companies in the same or similar industries at comparable stages of development. In addition, in order to align Mr. Rade's interests with the long-term interests of the Company's stockholders, the Committee attempts to make a significant portion of the value of his total compensation dependent on the long-term appreciation of the Company's stock price.

     The Committee believes that Mr.Rade's performance as Chief Executive Officer of the Company must be evaluated almost exclusively using subjective criteria, including the Committee's evaluation of the Company's progress in attracting and retaining senior management, identifying new products and market segments, consolidation and streamlining of operations and cutting costs in anticipation of reduced sales volume.

     In determining Mr. Rade's compensation package, the Committee considered the following accomplishments of the Company during calendar year:

     o The merger and consolidation of all operations into Wireless including the orderly shutdown of The Cliffco Operation in Tampa Bay, Florida;

     o Continued progress in cutting and lowering costs to help offset the impact of a significant declines in sales and ongoing development and upgrade of the Company's selling, management, warehousing and distribution infrastructure; and

     o    Development of new products and market segments.

                                                      Compensation Committee

                                                      Allan S. Kalish (Chairman)
                                                      Christopher C. Cole

     This report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Stock Option Committee of the board is currently composed of Mr. Allan S. Kalish, and Mr. Christopher C. Cole with the resignation of Ms. Henagan as of February 26, 2002 due to increased outside business commitments. None of the members of the Compensation and Stock Option Committee were employees of the Company during the year ended December 31, 2001.

           SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information as of April 25, 2002, as supplied to the Company, regarding the beneficial ownership of the common stock by all persons known to the Company who own more than 5% of the outstanding shares of the Company's common stock, each director of the Company, each executive officer of the Company named in the Summary Compensation Table included elsewhere in this proxy statement and all executive officers and directors as a group. Unless otherwise indicated, based on information provided to the Company by the directors, executive officers and principal stockholders, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

                                            Number of
                                              Shares
                                           Beneficially
Name                                        Owned (1)            Percentage (2)
----                                        ---------            --------------
Christopher F. McConnell (3)                 193,567                  3.8%

Stephen Rade (4)                            1,050,000                20.6%

Ronald E. Badke (5)                             8,000                  **

Christopher C. Cole (6)                        68,312                 1.3%

Allan Kalish (7)                               66,000                 1.3%

Bradley T. MacDonald (8)                       27,500                  **

Directors and Officers as a group           1,413,379                27.7%
(6) persons)
---------------------------

* The business address of each shareholder named in this table is Wireless Xcessories Group, Inc., 1840 County Line Road, Huntingdon Valley, PA 19006.

**   Less than 1%.

(1) For purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares, which such person has the right to acquire within 60 days.

(2) Percentage ownership is based on 5,106,380 shares of common stock outstanding on April 25, 2002. For purposes of computing the percentage of outstanding shares held by each such person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)  Includes exercisable options to purchase 37,500 shares.

(4)  Includes exercisable options to purchase 25,000 shares.

(5)  Includes exercisable options to purchase 8,000 shares.

(6)  Includes exercisable options to purchase 35,000 shares.

(7)  Includes exercisable options to purchase 58,500 shares.

(8)  Includes exercisable options to purchase 27,500 shares.



PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total stockholder return on the Company's common stock, on a quarterly basis, from April 9, 1996 to the present with the cumulative total return over the same period of (I) the Russell 2001 Index and (ii) Peer Group which consists of SED International, Cell Star and Bright point Inc. Previously, the Company had included Kent Electronics Corp. and Office Products Company, but due to recent lack of trading activity, both Companies were dropped from the peer group and replaced with SED International and Cell Star. The Russell 2001 Index measures the performance of the 2,000 smallest companies within the 3,000 largest United States companies based on total market capitalization. HISTORIC STOCK PRICE IS NOT INDICATIVE OF FUTURE STOCK PRICE PERFORMANCE.

                      CUMULATIVE ANNUAL STOCKHOLDER RETURN
          WIRELESS XCESSORIES GROUP, INC., RUSSELL 2001 AND PEER GROUP
                 (PERFORMANCE RESULTS THROUGH DECEMBER 31, 2002)





                               [PERFORMANCE GRAPH]


                        1996      1997      1998      1999      2000      2001
                       ------    ------    ------    ------    ------    ------
Wireless Xcessories    100.00     48.29     45.77     94.90      3.26      3.39
Russell 2000 Index     100.00    122.20    118.86    140.06    134.60    135.99
Peer Group             100.00    102.68     35.33     43.41     15.46     15.81



     Assumes $100 invested at the close of trading 12/96 in Wireless Xcessories common stock, Russell 2000 Index, and Peer Group .

   * Cumulative total return assumes reinvestment of dividends. Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                              CERTAIN TRANSACTIONS

     In consideration for the acquisition of Tauber and Advanced Fox, the Company in April 1996 issued to Robert W. Tauber, a former director of the Company, 300,000 shares of common stock and a five-year option to purchase an additional 50,000 shares at $5.00 per share. The option expired on April 30, 2001 unexercised.

     The principal offices of Advanced Fox, which comprise approximately 7,000 square feet in Huntingdon Valley, Pennsylvania, were occupied under a month-to-month lease with Rade Limited Partnership, of which Mr. Rade and his wife are the partners. The lease, as amended with respect to additions to the facility, provided for an annual rent of $70,000 with the tenant obligated to pay the applicable real estate taxes and maintenance and insurance costs. The Company terminated this lease on or April 30, 2000. The Company relocated its principal offices to space leased from a third party. Rental payments under the lease with Rade Limited Partnership for the twelve months ended December 31, 2001, 2000 and 1999 were $0, $25,704 and $76,462, respectively. The Company employs Susan Rade, wife of Stephen Rade, as the highest volume sales person with certain administrative functions. In this role, Mrs. Rade earns the bulk of her compensation as part of Company's sales incentive programs earning $253,760.14, $329,981.06 and $439,062.98 in the twelve months December 31, 2001,
2000 and 1999, respectively, including draws, commission and $30,000 salary for administrative duties.

PRIOR MANAGEMENT

     Messrs. Warren H. Haber, the former Chairman of the Board, and John L. Teeger, the former Vice President, Secretary and Director of the Company, were the sole stockholders, officers and directors of Founders Management Services, Inc. ("Founders"). Pursuant to the Management Agreement between Founders and the Company dated as of June 6, 1995, as subsequently amended, Founders was to provide advice and consultative services regarding management, overall strategic planning, acquisition policy, relations with commercial and investment banking institutions, and stockholders matters to or on behalf of the Company. In addition to an annual base fee of $150,000 and a fee based on the Company's profits, Founders was entitled to receive originating fees with respect to acquisitions or financings for which it performed originating services. This fee was to be calculated by reference to the fee customarily charged by non-affiliated investment bankers or professional originators for transactions of similar size and nature. To determine the fees customarily charged the Company was to review then current proxy statements and investment publications and consult with nonaffiliated investment bankers for the computation of originating fees in similar transactions as those in which the Founders' originating services have been employed. The amount of the fee was subject to the approval of a majority of the directors not affiliated with Founders. Founders received for its origination and consultation services in connection with the combination with Advanced Fox and Tauber a fee of $150,000; and in connection with the Battery Network acquisition and related financing of $13,000,000, a fee of $240,000 and five year warrants to purchase 100,000 shares of common stock at a price of $4.125 per share. These warrants expired on were split equally by Messrs. Haber and Teeger as designees of Founders.

     In February 1998, the Management Agreement was revised by mutual consent to, among other things, eliminate the origination and incentive fee provisions of the original agreement. The revised agreement thereby limited fees that were payable to Founders to an annual fee of $150,000, payable monthly. Since June 1998, when Messrs. Haber and Teeger resigned as officers and directors of the Company, Founders has provided no services to the Company and the Company has not paid any fees to Founders. Although neither the Company nor Founders has formally terminated the Management Agreement, both parties have acted as if the Management Agreement has been terminated. Founders initiated a lawsuit against the Company with respect to this Management Agreement in November 1999. In October 2001 the Company settled in full all matters relating to this lawsuit, effectively ending any Founders current or future claims relating to the Management Agreement.

                            GENERAL AND OTHER MATTERS

     The board knows of no matter, other than as referred to in this proxy statement, which will be presented at the meeting. However, if other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them with their judgment in those matters.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, officers and 10% holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during the year ended December 31, 2001, its directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act. Except Stephen Rade, our Chief Executive Officer, President and a director, who inadvertently failed to file reports on Forms 4 during the year ended December 31, 2001 in connection with thirty-nine transactions. All transactions were accounted for as purchases and were reported on a year-end Form 5 filing.

                                  ANNUAL REPORT

     The Annual Report of the Company, including financial statements, for the year ended December 31, 2001 is being mailed to stockholders with this proxy material.

                  STOCKHOLDER PROPOSALS -- 2003 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the annual meeting of stockholders in 2003 must be received by February 11, 2003, to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. If any stockholder wishes to present a proposal to the 2003 annual meeting of stockholders that is not included in the Company's proxy statement for that meeting and fails to submit such proposal to the Secretary of the Company on or before April 27, 2003 then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in its proxy statement. Stockholder proposals should be directed to the Corporate Secretary, at the address of the Company set forth on the first page of this proxy statement.

                                            By order of the board of directors,

                                            /s/ Christopher F. McConnell
                                            ----------------------------
                                            Christopher F. McConnell
                                            Chairman of the Board of Directors
May 8, 2002

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!



                         ANNUAL MEETING OF STOCKHOLDERS
                         WIRELESS XCESSORIES GROUP, INC.



                                  JUNE 11, 2002




                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


1.   THE ELECTION OF FIVE DIRECTORS      FOR ALL NOMINEES     WITHHOLD AUTHORITY
     OF THE COMPANY, EACH OF WHOM IS     LISTED AT RIGHT      TO VOTE FOR ALL
     TO HOLD OFFICE UNTIL THE NEXT       (EXCEPT AS MARKED    NOMINEES LISTED
     ANNUAL MEETING OF STOCKHOLDERS      TO THE CONTRARY)     AT RIGHT
     AND UNTIL THE DUE ELECTION AND
     QUALIFICATION OF HIS SUCCESSOR.            [_]                [_]
     (INSTRUCTION: TO WITHHOLD
     AUTHORITY TO VOTE FOR ANY
     INDIVIDUAL, STRIKE A LINE
     THROUGH THE NOMINEE'S NAME IN
     THE LIST AT RIGHT)

Nominees:  Stephen Rade
           Bradley T. McDonald
           Allen S. Kalish
           Christopher C. Cole
           Christopher F. McConnell

2.   TO RATIFY THE SELECTION OF BDO           FOR        AGAINST      ABSTAIN
     SEIDMAN, LLP AS THE AUDITORS FOR
     FISCAL YEAR 2002.                        [_]          [_]          [_]


PLEASE SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.



SIGNATURE_____________________  SIGNATURE____________________  DATED______, 2002
                                         SIGNATURE, IF HELD JOINTLY

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.
--------------------------------------------------------------------------------

                         WIRELESS XCESSORIES GROUP, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Stephen Rade and Christopher F. McConnell and either of them, with full power of substitution, as attorneys for and in the name, place and stead of the undersigned, to vote all the shares of the Common Stock of wireless xcessories group, INC. owned or entitled to be voted by the undersigned as of the record date, at the Annual Meeting of Stockholders of said Company scheduled to be held at 1840 County Line Road, Huntington Valley, Pennsylvania, on June 11, 2002 at 10:00 A.M., Eastern Time, or at any adjournment or adjournments of said meeting, on the following proposals as indicated on the reverse side:


THIS PROXY IF PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS SPECIFIED ON THE REVERSE SIDE HEREOF. IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE HEREOF OR THEIR SUBSTITUTES AS DESIGNATED BY THE BOARD OF DIRECTORS AND TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE AUDITORS FOR FISCAL YEAR 2002.

                          (please sign on Reverse Side)